FUND 740

Net investment income (loss) and net realized gain (loss) may differ for financial statement and tax purposes. The character of dividends and distributions made during the fiscal year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. Also, due to timing of dividends and distributions, the fiscal year in which amounts are distributed may differ from the fiscal year in which the income or net realized gain was recorded by the Fund.

Accordingly, the following amounts have been reclassified for July 30, 2010. Net assets of the Fund were unaffected by the reclassifications.

Reduction                                       Reduction to
        to Accumulated                             Accumulated Net
         Net Investment                                   Realized Loss
    Income                                    on Investments
-----------------------------------------------------------------------
                                                                                                          $1,114,537                 $1,114,537

FUND 795

Net investment income (loss) and net realized gain (loss) may differ for financial statement and tax purposes. The character of dividends and distributions made during the fiscal year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. Also, due to timing of dividends and distributions, the fiscal year in which amounts are distributed may differ from the fiscal year in which the income or net realized gain was recorded by the Fund.
Accordingly, the following amounts have been reclassified for July 30, 2010. Net assets of the Fund were unaffected by the reclassifications.

Reduction                               Reduction
                                                           to Accumulated    to Accumulated Net
         Net Investment                Realized Loss
    Income             on Investments
  --------------------------------------------------------------------
                     $24,360                                   $24,360

FUND 395

Net investment income (loss) and net realized gain (loss) may differ for financial statement and tax purposes. The character of dividends and distributions made during the fiscal year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. Also, due to timing of dividends and distributions, the fiscal year in which amounts are distributed may differ from the fiscal year in which the income or net realized gain was recorded by the Fund.
Accordingly, the following amounts have been reclassified for July 30, 2010. Net assets of the Fund were unaffected by the reclassifications.

  Reduction
  Reduction               to Accumulated
          Reduction                     to Accumulated Net                Net Realized Loss
              to Paid-in Capital                     Investment Income                      on Investments
----------------------------------------------------------------------------------------------------------------------------
                                             $1,458,935                           $141,477                    $1,600,412